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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Kimco Realty Corporation and Subsidiaries on Form S-3 (File Nos. 333-04833 and 333-37285), of our report dated February 27, 1998, except for Note 17, for which the date is March 5, 1998, on our audits of the consolidated financial statements and financial statement schedules of Kimco Realty Corporation and Subsidiaries, as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.


New York, New York
March 25, 1998


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